[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.2

Execution Version

VOTING AND INVESTOR RIGHTS AGREEMENT

This Voting and Investor Rights Agreement (this “Agreement”) is entered into as of April 14, 2021, by and between Alimera Sciences, Inc., a Delaware corporation (the “Company”), and Ocumension Therapeutics, incorporated in the Cayman Islands with limited liability (“Investor”). Unless otherwise provided, each capitalized term used and not otherwise defined herein shall have the meaning set forth in Article III.

WHEREAS, pursuant to that certain Share Purchase Agreement, dated as of the date hereof, by and between the Company and Investor (the “Purchase Agreement”), Investor is purchasing shares of the Company’s common stock (the “Common Stock”); and

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the parties desire to set forth certain understandings between the Company and Investor with respect to certain governance matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I
COVENANTS, REPRESENTATIONS AND WARRANTIES

Each party to this Agreement hereby represents and warrants to the other party to this Agreement and acknowledges that: (a) the execution, delivery and performance of this Agreement have been duly authorized by such party and do not require such party to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such party or other governing documents or any agreement or instrument to which such party is a party or by which such party is bound; (b) such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder; and (c) this Agreement is valid, binding and enforceable against such party in accordance with its terms.

ARTICLE II
INVESTOR SUPPORT

Investor agrees that, while this Agreement is in effect, (x) for so long as Investor and its Affiliates hold a number of shares of Common Stock representing at least 75% of the shares of Common Stock purchased under the Purchase Agreement (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), or (y) even if Investor and its Affiliates no longer hold a number of shares of Common Stock representing at least 75% of the shares of Common Stock purchased under the Purchase Agreement, in the event of any event, transaction or proposed transaction involving both the Company and [***] or its Affiliates (including, without limitation, [***] and [***]) that a majority of the members of the Board reasonably believes in good faith could present or give rise to a conflict of interest between the Company and [***] or its Affiliates, then Investor and its Affiliates shall, at any meeting of stockholders of the Company, however called, or at any adjournment thereof, or in any other circumstances in which Investor and its Affiliates are entitled to vote, consent or give any other approval, except as otherwise agreed to in writing in advance by the Company, (a) appear at each such meeting or otherwise cause the shares of Common Stock owned by Investor or its Affiliates (the “Investor Shares”) to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, all the Investor Shares (whether acquired heretofore or hereafter) that are beneficially owned by Investor or as to which Investor has, directly or indirectly, the right to vote or direct the voting, (i) in favor of any proposals recommended by the Board for approval; and (ii) against any proposals that the Board recommends the Company’s stockholders vote against; provided, however, that the foregoing shall not apply to any meeting or proposal that is inconsistent with Investor’s rights under this Agreement, the License Agreement, the Warrant Subscription Agreement or the Purchase Agreement. For the avoidance of doubt, this provision shall not impair, obviate or lessen any of Investor’s rights and remedies granted to it, or the Company’s obligations, pursuant to this Agreement, the License Agreement, the Warrant Subscription Agreement or the Purchase Agreement, including board designation, participation rights on financings, notice periods, and registration rights.

ARTICLE III
DEFINITIONS

“Affiliate” means, with respect to a specified Person, any other Person that controls, is controlled by or is under common control with the applicable Person. As used herein, “controls”, “control” and “controlled” means the possession, direct or indirect, of the power to direct the management and policies of a Person, whether through the ownership of voting interests of such Person, through Contract or otherwise; provided,  however, that the Company and its Subsidiaries shall not be deemed Affiliates of Investor or its Subsidiaries.

“Board” means the board of directors of the Company.

“Business Day” means a day on which commercial banking institutions in New York, New York are open for business.

“Contract” means, with respect to any Person, any written or oral contracts, agreements, deeds, mortgages, indentures, bonds, loans, leases, subleases, licenses, sublicenses, statements of work, instruments, notes, commitments, commissions, undertakings, arrangements and understandings to which such Person is a party or by which any of its properties or assets are subject.

“License Agreement” means the Exclusive License Agreement between the Company and Ocumension (Hong Kong) Limited, an affiliate of the Investor, dated as of the date hereof.

“Person” means any individual, partnership, limited liability company, firm, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity.

“Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (a) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (b) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

“Warrant Subscription Agreement” means the Warrant Subscription Agreement between the Company and Investor, dated as of the date hereof.

ARTICLE IV
MISCELLANEOUS

Section 4.1.Termination.  This Agreement shall automatically terminate upon such time as Investor holds less than 1% of the outstanding shares of Common Stock. Nothing in this Section 4.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement. Upon a termination in accordance with this Section 4.1,  neither party shall have any further obligation to the other under this Agreement.

Section 4.2.Confidentiality. Any party to this Agreement may submit this Agreement to, or publicly file this Agreement with, the Securities and Exchange Commission or any national securities exchange in any applicable jurisdiction or to other Persons as may be required by applicable law.

Section 4.3.Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Delaware, without regard to its conflicts of laws rules. Each party to this Agreement (a) irrevocably submits to the exclusive jurisdiction in the state court sitting in Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement, and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such party. Any party hereto may serve any process required by such Courts by way of notice under this Agreement.

Section 4.4.No Waiver, Modifications. It is agreed that no waiver by a party hereto of any breach or default of any of the covenants or agreements set forth herein shall be deemed a waiver as to any subsequent or similar breach or default. The failure of either party to insist on the performance of any obligation hereunder shall not be deemed a waiver of any such obligation. No amendment, modification, waiver, release or discharge to this Agreement shall be binding upon the parties unless in writing and duly executed by authorized representatives of both parties.

Section 4.5.Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address specified in this Section 4.5 and shall be: (a) delivered personally; (b) sent via a reputable international courier service (such as FedEx, UPS or DHL Express); or (c) sent by email. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand or sent via a reputable international courier service, or when transmitted with confirmation of receipt, if transmitted by email (if such transmission is on a Business Day; otherwise, on the next Business Day following such transmission).

Notices to the Company shall be addressed to:

ALIMERA SCIENCES, INC.

6120 Windward Parkway

Suite 290

Alpharetta, GA 30005

Attn:  Rick Eiswirth, President and CEO

Email: rick.eiswirth@alimerasciences.com

Attn: Chris Visick, General Counsel

Email: chris.visick@alimerasciences.com

with a copy (which shall not constitute notice) to:

NELSON MULLINS RILEY & SCARBOROUGH LLP

Atlantic Station

201 17th Street, NW | Suite 1700

Atlanta, GA 30363

Attn:  Charles Vaughn

Email: charles.vaughn@nelsonmullins.com

Attn:  Mike Bradshaw

Email: mike.bradshaw@nelsonmullins.com

Notices to Investor shall be addressed to:

Ocumension Therapeutics

502-1 Want Want Plaza

No. 211 Shimen Yi Road

Jing’an District, Shanghai

People’s Republic of China

Attn: Ye Liu

Email: ye.liu@ocumension.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis

26th Floor, Gloucester Tower

The Landmark

15 Queen's Road Central

Hong Kong

Attn: Mengyu Lu

Email: mengyu.lu@kirkland.com

Any party to this Agreement may change its address by giving notice to the other party to this Agreement in the manner provided above.

Section 4.6.Entire Agreement. This Agreement, the Purchase Agreement, the License Agreement, the Warrant Purchase Agreement and that certain Mutual Non-Disclosure Agreement, dated August 10, 2020, between the Company and Investor contain the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

Section 4.7.Headings; Nouns and Pronouns; Section References. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

Section 4.8.Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, the parties shall negotiate in good faith a substitute legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as possible and as reasonably acceptable to the parties.

Section 4.9.Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party to this Agreement without the prior written consent of the other party to this Agreement.

Section 4.10.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 4.11.Counterparts.  This Agreement may be executed in multiple counterparts and transmitted by facsimile, by electronic mail in portable document format (“PDF”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a party’s signature, with each such counterpart, facsimile or PDF signature constituting an original that shall create a valid and binding obligation of the party executing it (or on whose behalf such signature page is executed) and all of which together shall constitute one and the same original.

Section 4.12.Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any party hereto. No third party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

Section 4.13.No Strict Construction. This Agreement has been prepared jointly and will not be construed against any party. No presumption as to construction of this Agreement shall apply against any party with respect to any ambiguity in the wording of any provision(s) of this Agreement irrespective of which party may be deemed to have authored the ambiguous provision(s).

Section 4.14.Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other Contract or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. The parties hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to such party as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

Section 4.15.Expenses. Each party shall pay its own fees and expenses in connection with the preparation, negotiation, execution, delivery and performance of this Agreement.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Alimera Sciences, Inc.

By: /s/ Richard S. Eiswirth, Jr.

Name: Richard S. Eiswirth, Jr.

Title:   President & CEO

Ocumension Therapeutics

By: /s/ Ye Liu

Name: Ye Liu

Title:   CEO

[Signature page to Voting and Investor Rights Agreement]